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                                                                     Exhibit 5.1

                          [King & Spalding Letterhead]


                             January 29, 2001



PracticeWorks, Inc.
1765 The Exchange
Suite 200
Atlanta, Georgia 30339

         Re: PracticeWorks, Inc. - Registration Statement on Form S-1 (Registration No. 333-53792)

Ladies and Gentlemen:


         We have acted as counsel for PracticeWorks, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-53792) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in connection with the distribution by InfoCure Corporation ("InfoCure") of all of the shares of the Company's common stock, par value $.01 per share (the "Shares"), to the stockholders of InfoCure as described in the Registration Statement (the "Distribution").



         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.


         The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


         Based upon the foregoing, we are of the opinion that: (i) the Company is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Delaware, in good standing under the laws of the State of Delaware; and (ii) upon the due authorization of the issuance of the Shares and the issuance and sale thereof as described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.


         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement.


                                        Very truly yours,


                                        King & Spalding